UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2016

Golden Matrix Group, Inc.
(Exact name of Company as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3651 Lindell Road, Suite D131 Las Vegas, NV 89103
(Address of principal executive offices)

Phone: (917) 775-9689
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

Effective as of September 20, 2016, the Board of Directors of the Company finalized an agreement with Direct Capital Group Inc., as well as with N600PG, LLC to extinguish the following notes in total value of $822,754. Upon further evaluation of the Notes which had been previously extinguished in exchange for Oil Assets held in the former Source Gold Corp, it was determined by the Company, Golden Matrix Group, Inc., acknowledged and agreed to by Direct Capital Group, and N600PG, LLC that exchanging the oil and mining exploration assets for the outstanding Notes should have included the Notes listed below, which were erroneously eliminated from the list of Notes exchanged for those Assets.

The Board of Directors, on behalf of the Company, Direct Capital, and N600PG entered into an agreement on September 20, 2016, mutually agreeing upon the extinguishing of the Notes listed below for inclusion of compensation and in return of the oil and mining exploration Assets to Direct Capital.

Note Holder	#	Amount ($)	Origination Date	Interest Rate (%)	($) Total Principal & Interest
DIRECT CAPITAL
Direct Capital	50	213,895	12/31/14	8.00%	314,562
Direct Capital	52	165,000	04/30/15	8.00%	201,618
Direct Capital	59	165,000	07/31/15	8.00%	194,780
N600PG, LLC	50	99,250	04/27/16	8.00%	102,794
TOTAL					822,754

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Agreement between Golden Matrix Group, Inc. and Direct Capital Group Inc. dated September 20, 2016

10.2	Agreement between Golden Matrix Group, Inc. and N600PG, LLC dated September 20, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: September 27, 2016	By:	/s/ Anthony Goodman
Anthony Goodman, President

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